Exhibit 10.13

AMENDMENT AND CONFIRMATION AGREEMENT

THIS AGREEMENT, effective December 3rd, 2015, by and among KNIGHT THERAPEUTICS (BARBADOS) INC. (“Knight”), a corporation incorporated under the laws of Barbados, NOMAD CHOICE PTY LTD. (“Nomad”), a corporation formed under the laws of Australia, and SYNERGY CHC CORP. (“Synergy”), a corporation formed under the laws of the State of Nevada, and BREAKTHROUGH PRODUCTS, INC. (“Breakthrough”), a corporation formed under the laws of Delaware.

WHEREAS Synergy and Knight are parties to that certain distribution, license and supply agreement dated January 22, 2015 as may be amended, supplemented or restated from time to time (the “DLS Agreement”);

WHEREAS pursuant to the DLS Agreement, Synergy, for itself and on behalf of its Affiliates, has named Knight its exclusive distributor of Licensed Products in the Territory;

WHEREAS Synergy has acquired all of the shares of Nomad effective November 16, 2015 and, as and from that date, Nomad became an Affiliate;

WHEREAS Synergy has acquired all of the shares of Breakthrough effective November 12, 2015 and as and from that date, Breakthrough became an Affiliate;

WHEREAS the parties wish to confirm that the terms and conditions of the DLS Agreement apply to Nomad and Breakthrough effective from the dates each became an Affiliate;

WHEREAS the parties wish to confirm certain amendments to the DLS Agreement;

NOW THEREFORE in consideration of the mutual promises and covenants contained herein, the Parties, intending to be legally bound, agree as follows:

1	DEFINITIONS

1.1	Definitions. Unless the context otherwise indicates, defined terms used in this Agreement shall have the meaning ascribed thereto in the DLS Agreement.

2	GRANT OF RIGHTS

2.1	Each of Nomad and Breakthrough hereby confirms that it is subject to the terms and conditions of the DLS Agreement, as hereby amended, as if it were an original signatory thereto.

2.2	The DLS Agreement is hereby amended by replacing the definition of “Licensed Product” as follows:

“(i) with respect to Synergy means FocusFactor, FocusFactor Kids, Synergy Strips and all Improvements thereto, and (ii) with respect to Nomad, Breakthrough and any other Subsidiary of Synergy means all of the their present and future products (including with respect to Nomad “Flat Tummy Tea” and with respect to Breakthrough “urgentRX”)”.

2.3	The DLS Agreement is hereby amended by replacing the definition of “Territory” as follows:

“Territory (i) means Canada, Israel, Romania, Russia and each of the countries within Sub-Saharan Africa.”

2.4	The DLS Agreement is hereby amended by deleting (i) Section 11 thereof and (ii) all references in the DLS Agreement to the defined term “Additional Territory”.

2.5	Section 9.3 of the DLS Agreement is deleted and replaced with the following:

“9.3 Termination of Knight. Knight may terminate this Agreement in whole or in part (including with respect to a particular Licensed Product and/or Territory or a particular Territory in respect of a particular Licensed Product) by notice in writing given not less than sixty (60) days prior to the intended termination date.”

3	OTHER PROVISIONS

3.1	Waiver. No failure to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof. Any waiver granted hereunder shall only be applicable the specific acts covered thereby and shall not apply to any subsequent events, acts, or circumstances.

3.2	Severability. In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portion hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

3.3	Governing Law. This Agreement all disputes arising out of or relating to this Agreement, or the performance, enforcement, breach or termination hereof or thereof, and any remedies relating thereto, shall be construed, governed by and interpreted in accordance with the laws of the State of New York.

3.4	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same Agreement and shall become effective when a counterpart hereof has been signed by each of the Parties and delivered to the other Party.

3.5	Time of Essence. Time shall be of the essence of this Agreement and of each provision hereof.

In witness whereof, the parties have signed this Agreement.

KNIGHT THERAPEUTICS (BARBADOS) INC.

By:	/s/ Michael Loustric
Name:	Michael Loustric
Title:	President

NOMAD CHOICE PTY LTD.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	Chief Executive Officer

SYNERGY CHC CORP.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	Chief Executive Officer

BREAKTHROUGH PRODUCTS, INC.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	Chief Executive Officer